UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On April 7, 2009, Howard E. (Ted) Greene resigned from the Board of Directors (the “Board”) of Amylin Pharmaceuticals, Inc. (the “Company”), effective immediately, following the Board’s decision not to include Mr. Greene on the Company’s slate of directors being nominated for election at the Company’s 2009 annual meeting of shareholders.  Mr. Greene was a member of the Board’s Finance Committee.

Over the past several months the Company’s Corporate Governance Committee engaged in a rigorous process to identify and nominate a slate of highly qualified nominees that the Board strongly believes will best serve the interests of all Amylin shareholders. As part of this process, the Board’s Lead Independent Director reached out to shareholders for input. Many shareholders expressed an interest in having more commercial and operational expertise in the biopharmaceutical industry on the Board. Some shareholders also commented that the presence of three directors who are former Chief Executive Officers of the Company was not the optimal composition of our Board.  As a result, two of our directors who are former Chief Executive Officers, including Mr. Greene, were not nominated for re-election.  Mr. Greene disagreed with that conclusion.  The Company regrets Mr. Greene’s decision to resign as director but appreciates his longtime service to Amylin.

A copy of Mr. Greene’s resignation letter is attached hereto as Exhibit 17.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This report may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Amylin will be filing a proxy statement with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

PARTICIPANTS IN SOLICITATION

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest will be included in Amylin’s definitive proxy statement.

Item 8.01.  Other Events.

The information provided in Item 5.02 to this Current Report on Form 8-K is herein incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	17.1	Resignation Letter of Howard E. (Ted) Greene, dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: April 9, 2009	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary